              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated February 11, 1999 accompanying the financial statements and schedule included in the Annual Report of The Sportsman's Guide, Inc. on Form 10-K for the fiscal year ended January 3, 1999. We hereby consent to the incorporation by reference of said reports in the Registration Statements of The Sportsman's Guide, Inc. on Forms S-8 (File No. 333-26311, effective May 1, 1997, File No. 333-26313, effective May 1, 1997, File No. 333-26315, effective May 1, 1997, File No. 333-26317, effective May 1, 1997 and File No. 333-39765, effective November 7, 1997).



/s/ Grant Thornton LLP

Minneapolis, Minnesota
March 17, 1999